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                                                                   EXHIBIT 10.12

December 1, 1995

Mr. Bruce Bowen
President
MLC Group, Inc.
11150 Sunset Hills Rd., Suite 110
Reston, Virginia 22090

Dear Mr. Bowen:

On behalf of NationsBank, I am pleased to inform you that renewal of your $2,000,000.00 line of credit has been approved. The loan is subject to the following terms and conditions:

BORROWER: MLC Group, Inc.

LOAN AMOUNT: Two Million Dollars and 00/100 ($2,000,000.00)

PURPOSE: Working Capital to finance timing difference of equipment purchases prior to placement on lease or sale.

INTEREST: One percent (1.00%) above NationsBank's Prime rate (floating). NationsBank Prime rate is the rate established from time to time by the Bank as its "Prime Rate". The Borrower acknowledges and agrees that the Prime Rate is a reference used by the Bank in determining interest rate on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any customer.

COLLATERAL: $1,500,000.00 of the Nations Prime Fund held by NationsBank, which is described in the enclosed note dated ____________________. The value of these securities must be $1,500,000.00 or greater at all times. The Borrower or Guarantors agree to provide additional liquid collateral to cover the shortfall within five business days, unless waived by the Bank in writing.

GUARANTORS: Philip G. Norton, Patricia Norton, Bruce Bowen, Elizabeth Bowen, Kevin Norton, Brianna Norton, Patrick Norton, William Slaton, and Margaret Newton will all be the unconditional and unlimited guarantors of the loan.

REPAYMENT: Interest will be payable on a monthly basis with principal due in full at maturity.

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MATURITY:  One year.

REPORTING: Annual and quarterly financial statements with balance sheet and cash flow information on MLC in a form acceptable to the Bank. Guarantors will provide annual personal financial statements to include cash flow information in a form acceptable to the Bank.

LIQUIDITY MAINTENANCE: Guarantors agree to maintain, throughout the term of the loan, unencumbered liquidity which is defined as cash, U.S. Government Obligations, municipal bonds, corporate bonds, stocks that are traded over the New York, American, or OTC Exchanges, or mutual funds in the Guarantor's name, in an amount of at least $700,000.00 between all Guarantors. Evidence of this liquidity will be provided by Bruce Bowen, President of MLC, through quarterly submission of the attached form.

RESTRICTIONS/COVENANTS: Borrower agrees to notify the Bank if any additional recourse loans or contingencies larger than $100,000.00 are obtained. Borrower will maintain the following fixed charge coverage ratio of at least 1.2 times. The ratio is specifically defined as:

          Earning Before Interest Expense and Taxes + Rent Expense
          --------------------------------------------------------
                       Interest Expense + Rent Expense

The Borrower must be in compliance with this ratio at every quarter end, on a rolling four quarter basis, as evidence in the quarterly financial statements.

DEFAULTS: The Bank may terminate this commitment at any time and any amounts outstanding shall become due and payable upon the occurrence of any of the following:
1) Failure to comply in a timely manner with any of the terms and conditions of the commitment letter, 2) The Bank in its sole discretion determines that a material adverse change has occurred in the Borrowers financial condition, 3) Any of the information, data, representations, exhibits, and other materials that have been submitted to the Bank shall contain any inaccuracy and or misrepresentation that the Bank in its sole discretion determines to be material to its decision to issue this commitment letter.

SURVIVAL: The terms and provisions of this commitment letter shall survive the closing of the loan made hereunder, the delivery of all documents necessary to carry out the provision of this commitment, and the funding and making of loans and disbursements hereunder.
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SUPERSESSION: This letter supersedes any and all prior agreements or understandings whether oral or written. The terms of this commitment cannot be modified except in written instrument signed by the borrowers and the Bank. This commitment letter, does not contain all the terms and conditions pertaining to the loan which will be more fully described in the loan documents. If there is a conflict between the commitment letter and the loan documents, the loan documents prevail. This commitment letter survives the execution of the loan documents and is in effect for the entire term of the facility.

If these terms and conditions meet your approval, please sign this agreement and the other enclosed loan documents.

We thank you for your business and look forward to working with you again in the future.

Sincerely,

/s/ THOMAS C. DEXTER, JR.
Thomas C. Dexter, Jr.
Assistant Vice President

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Accepted by:

Borrower:        /s/ BRUCE M. BOWEN
                 -----------------------
                 Bruce M. Bowen
                 President/Treasurer, MLC Group, Inc.               Date:
                                                                         -----------------------------


Acknowledged By:

Guarantors:      /s/ BRUCE BOWEN                                    /s/ KEVIN M. NORTON
                 -------------------------------------------        -------------------------------------------

                 /s/ ELIZABETH BOWEN                                /s/ BRIANNA G. NORTON
                 -------------------------------------------        -------------------------------------------

                 /s/ PHILLIP G. NORTON                              /s/ PATRICK J. NORTON, JR.
                 -------------------------------------------        -------------------------------------------
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